Exhibit 10.2

FORWARD PURCHASE AGREEMENT

This Forward Purchase Agreement (this “Agreement”) is entered into as of July 26, 2020, by and between Black Knight, Inc., a Delaware corporation (“Black Knight”), and Cannae Holdings, LLC a Delaware limited liability company (the “Purchaser”).

WHEREAS, Black Knight has entered into that certain Equity Purchase Agreement, dated as of July 26, 2020, by and among Black Knight, GTCR Fund XI/C LP, a Delaware limited partnership, GTCR/OB Blocker Corp., a Delaware corporation, GTCR/OB Splitter LP, a Delaware limited partnership, OB Holdings I, LLC, a Delaware limited liability company, and OB Acquisition, LLC, a Delaware limited liability company (the “Purchase Agreement”);

WHEREAS, Black Knight will form prior to the consummation of the transactions contemplated by the Purchase Agreement (collectively, the “Transaction”) a new subsidiary for purposes of effectuating the Transaction (“NewCo”);

WHEREAS, the parties wish to enter into this Agreement, pursuant to which immediately prior to the closing of the Transaction (the “Closing”), Black Knight shall cause NewCo to issue, and the Purchaser shall acquire, on a private placement basis, equity interests in NewCo, which shall be the same form of equity interests of NewCo, and shall be issued at the same price per interest, as are acquired by and issued to Black Knight and THL (as defined below) (the “Forward Purchase Securities”) on the terms and conditions set forth herein for purposes of effectuating the consummation of the Transaction; and

WHEREAS, Black Knight has entered into or intends to concurrently with entering into this Agreement enter into an agreement in the form of, and on the same terms and conditions as, this Agreement (the “THL Forward Purchase Agreement”) with Thomas H. Lee Equity Fund VIII, L.P, Thomas H. Lee Parallel Fund VIII, L.P., THL Executive Fund VIII, L.P., THL Fund VIII Coinvestment Partners, L.P. (collectively, “THL”, and together with the Purchaser, the “Forward Contract Parties”) for the purchase by THL of the same class of equity interests in NewCo as represented by the Forward Purchase Securities for an aggregate purchase price equal to $290,000,000.00 (all equity interests to be purchased by the Forward Contract Parties pursuant to such agreements, collectively, the “Total Forward Purchase Securities”).

NOW, THEREFORE, in consideration of the premises, representations, warranties and the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.Sale and Purchase.

a.Forward Purchase Securities.

i.Black Knight shall cause NewCo to issue to the Purchaser, and the Purchaser shall acquire, directly or indirectly, from NewCo, the Forward

Purchase Securities for an aggregate purchase price of $290,000,000.00 or such other amount as is mutually agreed upon in writing by Black Knight, the Purchaser and THL (the “FPS Purchase Price”).

ii.The closing of the sale of the Forward Purchase Securities (the “FPS Closing”) shall be held on the same date and immediately prior to the Closing (such date being referred to as the “Closing Date”). At the FPS Closing, Black Knight will cause NewCo to issue to the Purchaser the Forward Purchase Securities, each registered in the name of the Purchaser, against (and concurrently with) the payment of the FPS Purchase Price. Subject to the satisfaction of the conditions set forth herein (including each of the conditions specified in Section 5 below), at the FPS Closing, the Purchaser shall deliver (or caused to be delivered) the FPS Purchase Price in cash via wire transfer to an account designated by NewCo (the “Funding Account”), solely for the purpose of funding, and to the extent necessary to fund, a portion of the purchase price payable by Black Knight at the Closing pursuant to the Purchase Agreement and related fees and expenses at the Closing. Black Knight will provide the Purchaser with at least ten (10) Business Days prior written notice of the Contemplated Closing Date and will provide written notice to the Purchaser no later than five (5) Business Days prior to the Contemplated Closing Date (the “Funding Notice”) setting forth the wire instructions for purposes of funding the FPS Purchase Price to the Funding Account. For purposes of this Agreement, the term “Business Day” shall have the meaning ascribed to such term in the Purchase Agreement. For purposes of this Agreement, the term “Contemplated Closing Date” shall mean the date on which Black Knight expects to consummate the Transaction. In the event that the Transaction is not consummated within ten (10) Business Days of the Contemplated Closing Date, Black Knight will return the full amount of the FPS Purchase Price, together with the interest accrued thereon (net of any applicable withholding taxes), at the earliest reasonably practicable time (and, in any event, within ten (10) Business Days after the Contemplated Closing Date).

b.Investor Rights. Prior to the FPS Closing, Black Knight, the Purchaser and THL shall negotiate in good faith, finalize and enter into a definitive securityholders’ agreement consistent with the terms set forth in that certain letter agreement, dated as of the date hereof, by and among Black Knight, the Purchaser and THL (the “Letter Agreement”) and otherwise on terms reasonably acceptable to Black Knight, the Purchaser and THL (the “Securityholders’ Agreement”).

2.Representations and Warranties of the Purchaser. The Purchaser represents and warrants to Black Knight as follows, as of the date hereof:

a.Organization and Power. The Purchaser is duly organized, validly existing, and in good standing under the laws of the jurisdiction of incorporation or organization and has all requisite power and authority to carry on its business as presently conducted and as proposed to be conducted.

b.Authorization. The Purchaser has full power and authority to enter into this Agreement. This Agreement, when executed and delivered by the Purchaser, will constitute the valid and legally binding obligation of the Purchaser, enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally or (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

c.Governmental Consents and Filings. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Purchaser in connection with the consummation of the transactions contemplated by this Agreement other than those filings contemplated by the Purchase Agreement.

d.Compliance with Other Instruments. The execution, delivery and performance by the Purchaser of this Agreement and the consummation by the Purchaser of the transactions contemplated by this Agreement will not result in any violation or default (i) of any provisions of its organizational documents, (ii) of any instrument, judgment, order, writ or decree to which it is a party or by which it is bound, (iii) under any note, indenture or mortgage to which it is a party or by which it is bound, (iv) under any lease, agreement, contract or purchase order to which it is a party or by which it is bound or (v) of any provision of federal or state statute, rule or regulation applicable to the Purchaser, in each case (other than clause (i)), which would have a material adverse effect on the Purchaser or its ability to consummate the transactions contemplated by this Agreement.

e.Purchase Entirely for Own Account. This Agreement is made with the Purchaser in reliance upon the Purchaser’s representation to Black Knight, which by the Purchaser’s execution of this Agreement, the Purchaser hereby confirms, that the Forward Purchase Securities to be acquired by the Purchaser will be acquired for investment for the Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof. For purposes of this Agreement, “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or any government or any department or agency thereof.

f.Disclosure of Information. The Purchaser has had an opportunity to discuss NewCo’s proposed business, management, financial affairs and the terms and conditions of the offering of the Forward Purchase Securities.

g.Restricted Securities. The Purchaser understands that the offer and sale of the Forward Purchase Securities to the Purchaser has not been, and will not be,

registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed herein. The Purchaser understands that the Forward Purchase Securities are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Purchaser must hold the Forward Purchase Securities indefinitely unless they are registered with the SEC and qualified by state authorities, or an exemption from such registration and qualification requirements is available.

h.No Public Market. The Purchaser understands that no public market now exists for the Forward Purchase Securities, and that Black Knight has made no assurances that a public market will ever exist for the Forward Purchase Securities.

i.High Degree of Risk. The Purchaser understands that its agreement to purchase the Forward Purchase Securities involves a high degree of risk which could cause the Purchaser to lose all or part of its investment.

j.Accredited Investor. The Purchaser is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

k.Non-Public Information. The Purchaser acknowledges its obligations under applicable securities laws with respect to the treatment of material non-public information relating to Black Knight.

l.Adequacy of Financing. The Purchaser has access to sufficient funds to satisfy its obligations under this Agreement.

m.No Other Representations and Warranties; Non-Reliance. Except for the specific representations and warranties contained in this Section 2, in any certificate or agreement delivered pursuant hereto, and in the Letter Agreement, none of the Purchaser nor any person acting on behalf of the Purchaser nor any of the Purchaser’s affiliates (the “Purchaser Parties”) has made, makes or shall be deemed to make any other express or implied representation or warranty with respect to the Purchaser and this offering, and the Purchaser Parties disclaim any such representation or warranty. Except for the specific representations and warranties expressly made by Black Knight in Section 3 of this Agreement, in any certificate or agreement delivered pursuant hereto, and in the Letter Agreement, the Purchaser Parties specifically disclaim that they are relying upon any other representations or warranties that may have been made by Black Knight, any person on behalf of Black Knight or any of Black Knight’s affiliates (collectively, the “Company Parties”).

3.Representations and Warranties of Black Knight. Black Knight represents and warrants to the Purchaser as follows:

a.Incorporation and Corporate Power. Black Knight is duly incorporated and validly existing and in good standing as a corporation under the laws of the state of Delaware and has all requisite corporate power and authority to carry on its business as presently conducted and as proposed to be conducted.

b.Authorization. All corporate action required to be taken by Black Knight in order to authorize Black Knight to enter into this Agreement, and to cause NewCo to issue the Forward Purchase Securities at the FPS Closing has been taken or will be taken prior to the FPS Closing, as applicable. All action on the part of Black Knight necessary for the execution and delivery of this Agreement, the performance of all obligations of Black Knight under this Agreement to be performed as of the FPS Closing, and the issuance and delivery of the Forward Purchase Securities has been taken or will be taken prior to the FPS Closing. This Agreement, when executed and delivered by Black Knight, shall constitute the valid and legally binding obligation of Black Knight, enforceable against Black Knight in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, or (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

c.Valid Issuance of Securities.

i.The Forward Purchase Securities, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be validly issued, fully paid and nonassessable and free of all preemptive or similar rights, taxes, liens, encumbrances and charges with respect to the issue thereof and restrictions on transfer other than restrictions on transfer specified under this Agreement, the securityholders’ agreement contemplated by Section 1(b), applicable state and federal securities laws and liens or encumbrances created by or imposed by the Purchaser. Assuming the accuracy of the representations of the Purchaser in this Agreement, the Forward Purchase Securities will be issued in compliance with all applicable federal and state securities laws.

ii.No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act (a “Disqualification Event”) will be applicable to NewCo or, to Black Knight’s knowledge, any Company Covered Person (as defined below), except for a Disqualification Event as to which Rule 506(d)(2)(ii–iv) or (d)(3), is applicable. “Company Covered Person” means, with respect to NewCo as an “issuer” for purposes of Rule 506 promulgated under the Securities Act, any Person listed in the first paragraph of Rule 506(d)(1).

iii.At all times prior to the consummation of the transactions contemplated by this Agreement, Black Knight will be the sole owner of the equity interests of NewCo.

d.Governmental Consents and Filings. Assuming the accuracy of the representations and warranties made by the Purchaser in this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of Black Knight in connection with the consummation of the transactions contemplated by this Agreement, except for filings (i) pursuant to Regulation D of the Securities Act, and applicable state securities laws, and (ii) contemplated by the Purchase Agreement.

e.Compliance with Other Instruments. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in any violation or default (i) of any provisions of the Black Knight’s or NewCo’s governing documents, as applicable, (ii) of any instrument, judgment, order, writ or decree to which Black Knight or NewCo is a party or by which Black Knight or NewCo is bound, (iii) under any note, indenture or mortgage to which Black Knight or NewCo is a party or by which Black Knight or NewCo is bound, (iv) under any lease, agreement, contract or purchase order to which Black Knight or NewCo is a party or by which Black Knight or NewCo is bound or (v) of any provision of federal or state statute, rule or regulation applicable to Black Knight or NewCo, in each case (other than clause (i)) which would have a material adverse effect on Black Knight or NewCo or their ability to consummate the transactions contemplated by this Agreement.

f.No General Solicitation. Neither Black Knight, nor any of its officers, directors, employees, agents or shareholders has either directly or indirectly, including, through a broker or finder (i) engaged in any general solicitation, or (ii) published any advertisement in connection with the offer and sale of the Forward Purchase Securities.

g.Issuance Totals. Prior to or concurrently with the execution and delivery of this Agreement Black Knight has entered or is entering into the THL Forward Purchase Agreement.

h.Operations. As of the Closing NewCo will not have conducted any operations other than organizational activities and activities related to the Transaction.

i.No Other Representations and Warranties; Non-Reliance. Except for the specific representations and warranties contained in this Section 3, in any certificate or agreement delivered pursuant hereto, and in the Letter Agreement, none of the Company Parties has made, makes or shall be deemed to make any other express or implied representation or warranty with respect to Black Knight, this offering, or the Transaction, and the Company Parties disclaim any such representation or warranty. Except for the specific representations and warranties expressly made by the Purchaser in Section 2 of this Agreement, in any certificate or agreement delivered pursuant hereto, and in the Letter Agreement, the Company Parties specifically disclaim that they are relying upon any other representations or warranties that may have been made by the Purchaser Parties.

4.[Reserved.]

5.FPS Closing Conditions.

a.The obligation of the Purchaser to purchase the Forward Purchase Securities at the FPS Closing under this Agreement shall be subject to the fulfillment, at or prior to the FPS Closing, of each of the following conditions, any of which, to the extent permitted by applicable laws, may be waived in writing by the Purchaser:

i.The Purchase Agreement shall be duly executed and delivered by the parties thereto, all conditions precedent to the obligations of the parties to the Purchase Agreement to consummate the Transaction set forth in the Purchase Agreement (without any waiver of any such condition except waivers to which the Purchaser consents in writing) shall be satisfied and the Transaction shall be consummated substantially concurrent with, and immediately following, the purchase of the Forward Purchase Securities;
ii.The representations and warranties of Black Knight set forth in Section 3 of this Agreement shall have been true and correct as of the date hereof and shall be true and correct as of the FPS Closing, as applicable, with the same effect as though such representations and warranties had been made on and as of such date (other than any such representation or warranty that is made by its terms as of a specified date, which shall be true and correct as of such specified date), except where the failure to be so true and correct would not have a material adverse effect on Black Knight or NewCo or their ability to consummate the transactions contemplated by this Agreement;
iii.Black Knight shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement or the Letter Agreement to be performed, satisfied or complied with by Black Knight at or prior to the FPS Closing;
iv.No order, writ, judgment, injunction, decree, determination, or award shall have been entered by or with any governmental, regulatory, or administrative authority or any court, tribunal, or judicial, or arbitral body, and no other legal restraint or prohibition shall be in effect, preventing the purchase by the Purchaser of the Forward Purchase Securities;
v.THL shall have performed, satisfied and complied in all respects with its obligations under the THL Forward Purchase Agreement and shall have consummated the transactions contemplated thereby concurrently with the purchase of the Forward Purchase Securities pursuant to this Agreement;

vi.There shall be no material amendment (including any increase to the purchase price or any component thereof set forth in the Purchase Agreement) or material modification of the Purchase Agreement (as the same exists on the date hereof and provided to the Purchaser), unless the Purchaser has consented in writing to such amendment or modification; and
vii. The Securityholders’ Agreement shall be duly executed and delivered by Black Knight and THL.

b.The obligation of Black Knight to cause NewCo to sell the Forward Purchase Securities at the FPS Closing under this Agreement shall be subject to the fulfillment, at or prior to the FPS Closing of each of the following conditions, any of which, to the extent permitted by applicable laws, may be waived in writing by Black Knight:

i.The Transaction shall be consummated substantially concurrent with, and immediately following, the purchase of Forward Purchase Securities;
ii.The representations and warranties of the Purchaser set forth in Section 2 of this Agreement shall have been true and correct as of the date hereof and shall be true and correct as of the FPS Closing, as applicable, with the same effect as though such representations and warranties had been made on and as of such date (other than any such representation or warranty that is made by its terms as of a specified date, which shall be true and correct as of such specified date), except where the failure to be so true and correct would not have a material adverse effect on the Purchaser or its ability to consummate the transactions contemplated by this Agreement;
iii.The Purchaser shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement or the Letter Agreement to be performed, satisfied or complied with by the Purchaser at or prior to the FPS Closing; and
iv.No order, writ, judgment, injunction, decree, determination, or award shall have been entered by or with any governmental, regulatory, or administrative authority or any court, tribunal, or judicial, or arbitral body, and no other legal restraint or prohibition shall be in effect, preventing the purchase by the Purchaser of the Forward Purchase Securities.
6.Termination. This Agreement shall automatically and immediately terminate in full:

a.upon the mutual written consent of Black Knight and the Purchaser;

b.upon the termination of the Purchase Agreement in accordance with its terms;

c.upon the funding by the Purchaser of the FPS Purchase Price in full; or

d.upon the Outside Date under the Purchase Agreement.

In the event of any termination of this Agreement pursuant to this Section 6, the FPS Purchase Price (and interest thereon, if any), if previously paid, and all Purchaser’s funds paid in connection herewith shall be promptly returned to the Purchaser, and thereafter this Agreement shall forthwith become null and void and have no effect, without any liability on the part of the Purchaser or Black Knight and their respective directors, officers, employees, partners, managers, members, or stockholders and all rights and obligations of each party shall cease; provided, however, that nothing contained in this Section 6 shall relieve either party from liabilities or damages arising out of any fraud or willful breach by such party of any of its representations, warranties, covenants or agreements contained in this Agreement. Notwithstanding anything in this Agreement to the contrary or otherwise, in no event shall the aggregate liability of the Purchaser under this Agreement or otherwise in respect of the Transaction exceed the FPS Purchase Price.

7.No Recourse. This Agreement relates to the obligations of the Purchaser to provide financing to NewCo as set forth above, and is not a guaranty of collection or the performance of any other obligations of NewCo or any other Person. Creditors of Black Knight, NewCo or of their respective affiliates shall have no right to enforce this Agreement or to cause Black Knight to enforce this Agreement. Notwithstanding anything that may be expressed or implied in this Agreement, by its acceptance hereof, Black Knight acknowledges and agrees for itself and its affiliates from time to time (including NewCo and its subsidiaries) that (a) no recourse hereunder or under any documents or instruments delivered in connection herewith may be had against any officer, director, manager, agent or employee of the Purchaser, any direct or indirect holder of any equity interests or securities of the Purchaser (whether such holder is a limited or general partner, member, stockholder or otherwise), any affiliate of the Purchaser or any direct or indirect affiliate, director, officer, employee, partner, member, controlling person or representative of any of the foregoing Persons (any such Person, a “Related Person”), whether by the enforcement of any judgment or assessment, or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law and (b) no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by Related Persons under this Agreement or any documents or instruments delivered in connection herewith for any claim based on, in respect of or by reason of such obligations or by their creation

8.General Provisions.

a.Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt, or (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail or facsimile (if any) during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next Business Day, (c) five (5) Business Days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) Business Day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next Business Day delivery, with written verification of receipt. All communications sent to Black Knight shall be sent to:

Black Knight, Inc.
601 Riverside Avenue
Jacksonville, Florida 32204
Attn: Michael L. Gravelle, General Counsel and Corporate Secretary
email: MGravelle@fnf.com

with a copy to Black Knight’s counsel at:

Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, New York 10153
Attn: Michael J. Aiello; Sachin Kohli
email: michael.aiello@weil.com; sachin.kohli@weil.com
fax: (212) 310-8007

All communications to the Purchaser shall be sent to the Purchaser’s address as set forth on the signature page hereof, or to such e-mail address, facsimile number (if any) or address as subsequently modified by written notice given in accordance with this Section 8(a).

b.No Finder’s Fees. Each party represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction. The Purchaser agrees to indemnify and to hold harmless Black Knight from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Purchaser or any of its officers, employees or representatives is responsible. Black Knight agrees to indemnify and hold harmless the Purchaser from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which Black Knight or any of its officers, employees or representatives is responsible.

c.Survival of Representations and Warranties. None of the representations and warranties contained herein shall survive the FPS Closing.

d.Entire Agreement. This Agreement, together with any documents, instruments and writings that are delivered pursuant hereto or referenced herein (including the Letter Agreement), constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

e.Successors. All of the terms, agreements, covenants, representations, warranties, and conditions of this Agreement are binding upon, and inure to the benefit of and are enforceable by, the parties hereto and their respective successors. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. Notwithstanding the foregoing, the parties hereto acknowledge and agree that a Related Person may rely upon and enforce the provisions of Section 7 as they relate to such Related Person.

f.Assignments. Except as otherwise specifically provided herein, no party hereto may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties except that the Purchaser may assign its rights, interests, or obligations hereunder to any of its affiliates, affiliated or designated funds, successor trusts/trustees or fiduciaries, or investment entities which the Purchaser controls, is controlled by or is under common control with the Purchaser or which is advised by a common investment adviser or manager or any other entity with which the Purchaser or any of its affiliates has an investment advisory arrangement; provided, however, that any such assignment shall not relieve the Purchaser of its obligations under this Agreement.

g.Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

h.Headings. The section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

i.Governing Law. This Agreement, the entire relationship of the parties hereto, and any dispute between the parties (whether grounded in contract, tort, statute, law or equity) shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of Delaware, without giving effect to its choice of laws principles.

j.Jurisdiction. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of (i) the Court of Chancery of the State of Delaware and (ii) the United States District Court located in the State of Delaware for the purposes of any Claim, suit, action or other proceeding arising out of or relating to this letter or the transactions contemplated by this letter. Each of the parties hereto irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated by this letter in (I) the Court of Chancery of the State of Delaware or (II) the United States District Court located in the State of Delaware and waives any claim that such suit or proceeding has been brought in an inconvenient forum. Each of the parties hereto agrees that a final and unappealable judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment in any jurisdiction within or outside the United States or in any other manner provided in law or in equity.

k.Waiver of Jury Trial. The parties hereto hereby waive any right to a jury trial in connection with any litigation pursuant to this Agreement and the transactions contemplated hereby.

l.Amendments. This Agreement may not be amended, modified or waived as to any particular provision, except with the prior written consent of Black Knight and the Purchaser.

m.Severability. The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof; provided that if any provision of this Agreement, as applied to any party hereto or to any circumstance, is adjudged by a governmental authority, arbitrator, or mediator not to be enforceable in accordance with its terms, the parties hereto agree that the governmental authority, arbitrator, or mediator making such determination will have the power to modify the provision in a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases, and in its reduced form, such provision will then be enforceable and will be enforced.

n.Expenses. Each of Black Knight and the Purchaser will bear its own costs and expenses incurred in connection with the preparation, execution and performance of this Agreement and the consummation of the transactions contemplated hereby, including all fees and expenses of agents, representatives, financial advisors, legal counsel and accountants; provided, that in the event the Transaction is consummated, NewCo will bear all such costs and expenses incurred by the Purchaser, Black Knight and THL.

o.Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties hereto and no presumption or burden of proof will arise favoring or disfavoring any party hereto because of the authorship of any provision of this Agreement. Any reference to any federal, state, local, or foreign law will be deemed also to refer to law as amended and all rules and regulations promulgated thereunder, unless the context requires otherwise. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties hereto intend that each representation, warranty, and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party hereto has not breached will not detract from or mitigate the fact that such party hereto is in breach of the first representation, warranty, or covenant.

p.Waiver. No waiver by any party hereto of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, may be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising because of any prior or subsequent occurrence.

q.Confidentiality. Except as may be required by law, regulation or applicable stock exchange listing requirements, the parties hereto shall keep confidential and shall not publicly disclose the existence or terms of this Agreement; provided, that nothing herein shall prohibit disclosure by a party hereto of the existence or terms of this Agreement (i) to its affiliates, limited partners, general partners, members, managers, directors, officers, employees, agents and advisors, in each case, under conditions of confidentiality or (ii) in connection with its enforcement of its rights hereunder.

r.Specific Performance. Each of the Purchaser and Black Knight agrees that irreparable damage may occur in the event any provision of this Agreement was not performed by the Purchaser or Black Knight, as applicable, in accordance with the terms hereof and that Black Knight or Purchaser, as applicable, shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity; provided, that in no event will Black Knight be entitled to both a grant of specific performance of the Purchaser’s obligation to fund its FPS Purchase Price and to monetary damages in any action or proceeding arising out of or relating to this Forward Purchase Agreement or the transactions contemplated hereby.

s.THL Forward Purchase Agreement. Black Knight hereby covenants and agrees that it shall not amend the terms of the THL Forward Purchase Agreement in any material respect without the prior written consent of Purchaser.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Agreement to be effective as of the date first set forth above.

CANNAE HOLDINGS, LLC
By: /s/David W. Ducommun
Name: David W. Ducommun
Title: Managing Director, Corporate Finance

BLACK KNIGHT, INC.
By: /s/ Kirk T. Larsen ___
Name: Kirk T. Larsen
Title: Executive Vice President, Chief Financial
Officer